FOURTH  AMENDMENT  AND WAIVER dated as of May 2,
                                1997 to the Revolving Credit Loan Agreement dated January 31, 1995, as amended by the FIRST AMENDMENT dated as of August 3, 1995, the SECOND AMENDMENT AND WAIVER dated as of November 10, 1995, and AMENDMENT OF REVOLVING CREDIT LOAN AGREEMENT dated December 27, 1995 (the "Loan Agreement") among TII INTERNATIONAL, INC., a Delaware corporation with offices located at 1385 Akron Street Copiague, New York 11726 (the "Borrower"), TII INDUSTRIES, INC., a Delaware corporation with offices at 1385 Akron Street Copiague, New York 11726 ("Industries") and THE CHASE MANHATTAN BANK (formerly known as Chemical
                                Bank), a New York State banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank").


WHEREAS, the Borrower and Industries have requested and the Bank has agreed, subject to the terms and conditions of this FOURTH AMENDMENT AND WAIVER, to amend and waive compliance with certain provisions of the Loan Agreement to reflect the requests herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


1.      Waiver of Article VII.  Negative  Covenants.  Section 7.17. Debt Service
                  --------------------------------------------------------------
        Ratio.
        ------

        Compliance with Section 7.17 of the Loan Agreement is hereby waived for the fiscal quarter ended March 28,1997 to permit the Debt Service Ratio to be less than 1.35 to 1.0, provided, however, that Industries and its Subsidiaries did not incur a net loss in excess of $2,326,000 for the fiscal quarter ended March 28, 1997 and provided further that such net loss arose as a result of a "one-time" charge in an amount not to exceed $3,000,000 for such fiscal period (the "1996 Extraordinary Charge").

2.      Amendment to Article VII. Negative Covenants. Section 7.17. Debt Service
                     -----------------------------------------------------------
        Ratio.
        ------

        Section 7.17 of the Loan Agreement is hereby amended by adding the following immediately at the end of such section:

        "The 1996 Extraordinary Charge in the amount up to $3,000,000 for the fiscal quarter ended March 28, 1997 shall be excluded from the calculation of the Debt Service Ratio for the fiscal quarters ended June 29, 1997, September 30, 1997 and December 31, 1997."

This FOURTH AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

All capitalized terms not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

Except as expressly waived or amended hereby, the Loan Agreement shall remain in full force and effect in accordance with the original terms thereof. This FOURTH AMENDMENT AND WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Loan Agreement or any default which may occur or may have occurred under the Loan Agreement.

The Company and Industries hereby represent and warrant that, after giving effect to this FOURTH AMENDMENT AND WAIVER, no Event of Default or default exists under the Loan Agreement or any other related documents.

This FOURTH AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one FOURTH AMENDMENT AND WAIVER. This FOURTH
AMENDMENT AND WAIVER shall become effective when (i) the Bank shall have received a certificate of the chief financial officer detailing the $3,000,000 one time charge for the fiscal quarter ended March 28, 1997 and the breakdown of accounting entries used to reflect the charge on the balance sheet and income statement of Industries and its Subsidiaries and (ii) duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank.

IN WITNESS WHEREOF, the Borrower, Industries and the Bank caused this FOURTH AMENDMENT AND WAIVER to be duly executed by their duly authorized officers all as of the day and year first above written.

                                    TII INTERNATIONAL, INC.


                                    By: /s/ Paul Sebetic
                                       -----------------------------
                                       Name:    Paul Sebetic
                                       Title:

                                    TII INDUSTRIES, INC.


                                    By: /s/ Paul Sebetic
                                       -----------------------------
                                       Name:    Paul Sebetic
                                       Title:

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Christopher Zimmerman
                                       -----------------------------
                                       Name:   Christopher Zimmerman
                                       Title:  Vice President

                                     CONSENT

The undersigned, as Guarantors of the obligations of TII International, Inc. hereby consent to the execution and delivery by TII International, Inc. and TII Industries, Inc. of this FOURTH AMENDMENT AND WAIVER and hereby confirm that they remain fully bound by the terms of the Joint and Several Guaranty of Payment dated January 31, 1995 to which they are a party.



TII INDUSTRIES, INC.                               TII CORPORATION

                                                   By: /s/ Paul Sebetic
                                                       --------------------
By: /s/ Paul Sebetic                                   Name:  Paul Sebetic
   --------------------                                Title: VP - Finance
Name:  Paul Sebetic
Title:  VP - Finance



TII INDUSTRIES NC, INC.                          TELECOMMUNICATIONS INDUSTRIES,
                                                 INC.

By: /s/ Paul Sebetic
   --------------------
Name:  Paul Sebetic                              By: /s/ Paul Sebetic
Title: VP - Finance                                --------------------
                                                 Name:    Paul Sebetic
                                                 Title:   VP - Finance


                                                 TII DOMINICANA, INC.


                                                 By: /s/ Paul Sebetic
                                                     --------------------
                                                 Name:    Paul Sebetic
                                                 Title:   VP - Finance


                                                 TII ELECTRONICS, INC.


                                                 By: /s/ Paul Sebetic
                                                     --------------------
                                                 Name:    Paul Sebetic
                                                 Title:   VP - Finance



                                                 DITEL,  INC.


                                                 By: /s/ Paul Sebetic
                                                     --------------------
                                                 Name:    Paul Sebetic
                                                 Title:   VP - Finance